                            PROPERTY ACQUISITION AGREEMENT

       This is an Agreement, dated as of September 25, 1995, between Trout
Creek Properties, Inc., a Delaware corporation (the "Owner") and the Meadow Pointe II Community Development District, a local unit of special purpose government organized and existing under Chapter 190, Florida Statutes (1993) (the "District"). Unless otherwise defined herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Trust Indenture, dated as of October 1, 1995 (the "Indenture"), between the District and [Trustee Name], as Trustee.

                                       RECITALS

       WHEREAS, the District has determined that it is in the best interests of the present and future landowners within the District to construct and deliver certain community development services and facilities within the District, including, without limitation, an internal roadway system, recreational facilities, a sewage collection system and related facilities, drainage control facilities, a stormwater management system and facilities, a water transmission system, and master entryways and landscaping (such facilities, systems, and improvements are more specifically described in the plans and specifications on file at the registered office of the District and are collectively referred to hereafter as the "Project"); and

       WHEREAS, an affiliate of the Owner, Trout Creek Development Corporation, a Delaware corporation (the "Developer") intends to develop and sell residential and commercial properties within the District which will be benefitted by the Project.

       WHEREAS, the Owner owns certain lands within the District, more particularly described on Exhibit "A" attached hereto (the "Lands"), which must be acquired by the District in order to construct, operate and maintain portions of the Project thereon; and

       WHEREAS, subject to the terms and conditions hereof, the District wishes to acquire the Lands from the Owner, and the Owner wishes to convey the Lands to the District; and

       WHEREAS, the District proposes to issue its Capital Improvement Revenue Bonds, Series 1995 (the "Bonds"), to finance the costs of acquiring the Lands and to finance the acquisition and construction of the remainder of the Project; and

       WHEREAS, the Bonds shall be paid by special assessments, levied against the lands within the District which will be benefitted by the Project to be constructed and maintained by the District.

                              OPERATIVE PROVISIONS

       NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

       1. CONVEYANCE OF LANDS. On the Closing Date (as hereafter defined), the Owner shall convey to the District fee simple title to the Lands, provided, however, that the Lands shall be used for the construction, operation and maintenance of the Project. The conveyance shall be by special warranty deed, in recordable form, subject only to title exceptions which will not have a material adverse effect upon the construction, operation, and maintenance of the Project as determined by the District in its sole and absolute discretion (collectively, the "Acceptable Encumbrances").

       2. AGREEMENT TO CONVEY OR DEDICATE. On the Closing Date, the Owner shall also execute and deliver to the District, in recordable form, an Agreement to Convey or Dedicate to the District all other easements, tracts, and rights-of-way that are required to construct, operate, and maintain the Project.

       3. TITLE. On or before the Closing, the Owner shall deliver a title opinion to the District in form and substance acceptable to the District. Upon request by the District, the Owner shall also, at is expense, provide the District with a title insurance policy in favor of the District for the Lands. The title insurance policy shall be issued by a qualified title insurer, licensed in the State of Florida, and shall be in an amount equal to the purchase price for the Lands as determined below. The policy shall provide that upon recordation of the special warranty deed, the title insurer shall issue to the District an owner's policy of title insurance which insures title to the Lands, subject only to the Acceptable Encumbrances.

       4. PURCHASE PRICE. From available proceeds of the Bonds and in accordance with the terms of the Indenture pursuant to which the Bonds are issued, the District shall pay to the Developer as total payment, for (i) the Lands, and (ii) the Agreement to Convey or Dedicate, the sum of $3,185,000, which represent the current fair market value of the Lands as determined by


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

R/E Marketing Consultants, Inc., a licensed and qualified professional real estate appraiser. The conveyance of the Lands, the delivery of the Agreement to Convey or Dedicate, and the District's payment for same, shall be in accordance with the terms of the Indenture, which is specifically incorporated herein by reference and made a part hereof.

       5. CLOSING. The closing shall be held at the office of Annis, Mitchell, Cockey, Edwards & Roehn, P.A. Bond Counsel for the District. The closing shall occur on October 3, 1995, or at such other time or place as may be agreeable to the parties (the "Closing Date"). At the closing, the Owner shall deliver to the District the following documents, each fully executed, witnessed, and acknowledged as required: (i) a special warranty deed for the Lands; (ii) the Agreement to Convey or Dedicate; (iii) a title opinion from the Owner in accordance with Section 3; (iv) a closing affidavit; and (v) a closing statement.

       6. CLOSING EXPENSES AND TAX PRORATION. The Owner shall pay Florida documentary stamps on the special warranty deed to the Lands. The District shall pay for recording the deed. Current real property taxes not yet due and owing shall be prorated as of the Closing Date.

       7. RECONVEYANCES TO THE OWNER. Although the legal description of the Lands is intended to describe all of the real property required to construct, operated and maintain the Project, the parties acknowledge that changes in development plans, permitting requirements, and other factors may require the realignment of roadways, the reconfiguration of retention ponds, or other modifications to the legal descriptions of the property actually required to construct, operate, and maintain the Project. Accordingly, pursuant to this Agreement, the Owner is executing and delivering and Agreement to Convey or Dedicate to the District all other easements, tracts, and rights-of-way that are required to construct, operate, and maintain the Project. If, as a result of the foregoing, certain portions of the Lands conveyed hereunder are not required to construct, operate, and maintain the Project, title thereto shall be subject to a reverter in favor of the Owner pursuant to the terms of the deed of conveyance described in paragraph 1 above. Upon the request, the District shall, at no expense to the Owner, quit claim or otherwise confirm that such surplus lands have reverted to the Owner.

       8. FURTHER ASSURANCES. From and after the date hereof, the Owner shall make, do, execute, acknowledge, and deliver, all and every other further act, deed, easement conveyance,


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

assignment, transfer, and assurance as may be necessary or desirable, as determined by the District; (i) to better assure, convey, grant, assign, and confirm any and all rights or interest in the Lands that are intended or required to be acquired by or conveyed to the District as contemplated by the Indenture and this Agreement, (ii) to enable the District to construct, operate and maintain the Project, and (iii) to permit the District to obtain the deed, easement, conveyance, assignment, transfer, or dedication of all real property or interest therein necessary for the construction, maintenance and operation of the Project.

       9. SPECIFIC ENFORCEMENT. The parties acknowledge that the District will be irreparably damaged (and that damages at law would be inadequate remedy) if the covenants and agreements of the Owner contained herein are not specifically enforced. Therefore, in the event the Owner fails to comply with any covenant or agreement contained herein, the District, in addition to all other rights and remedies, shall be entitled to a decree for specific performance of those covenants and agreements without being required to show any actual damage or to post any bond or other security.

       10. APPLICABLE LAW. This Agreement is made and shall be construed under the laws of the State of Florida.

       11. SURVIVAL. The terms and conditions hereof shall survive the closing of the transactions contemplated hereby.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Witnesses:                                    TROUT CREEK PROPERTIES, INC.


/s/Douglas Post                               By: /s/John M. Price
--------------------------                        -------------------------
                                                  John M. Price, as its Vice
                                                  President
/s/Geraldine Burton
--------------------------
                                                     (Corporate Seal)


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

Witnesses:                                    MEADOW POINTE II COMMUNITY
                                              DEVELOPMENT DISTRICT


/s/M. K. Stailey                              By: /s/Donald A. Buck
---------------------------                       -----------------------
/s/B. S?                                          Donald A. Buck, Chairman of
---------------------------                       the Board of Supervisors


                                                       (Corporate Seal)


                                               Attest:

                                               /s/        J?
                                               --------------------------
                                               Asst. Secretary


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